Exhibit 10.56.1

FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN II

             Effective as of December 15, 2004, PNM Resources, Inc. (the "Company") adopted the PNM Resources, Inc. Executive Savings Plan II (the "Plan").  By this instrument, the Company now desires to amend the Plan in order to provide for service crediting with predecessor employers.

1.         This First Amendment shall be effective as of June 6, 2005.

2.         This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

3.         Section 1.1(ss) (Year of Service) of the Plan is hereby amended by adding a new paragraph to the end thereof:

The Company and SW Acquisition, L.P. entered into a Stock Purchase Agreement in which the Company agreed to purchase all of the outstanding shares of stock of TNP Enterprises, Inc. (the "Transaction").  Upon the close of the Transaction, for purposes of calculating the Years of Service of a "Transferred Employee," each Transferred Employee shall receive credit for all service with TNP Enterprises, Inc., Texas-New Mexico Power Company, First Choice Power, Inc. or any other TNP Enterprises, Inc. subsidiary as if such service were performed for the Company.  Service will be credited on a reasonably uniform basis for all Transferred Employees.

For this purpose, a "Transferred Employee" is any employee who was employed by TNP Enterprises, Inc. or its subsidiaries on the closing date of the Transaction and who immediately after the closing date of the Transaction is employed by the Company, TNPE Enterprises or the Affiliates of either.

IN WITNESS WHEREOF, PNM Resources has caused this First Amendment to be executed as of this __3__ day of June 2005.

PNM RESOURCES, INC.

By:       /s/  Alice A. Cobb

Its:        Sr. Vice President and

            Chief Administrative Officer

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